EXHIBIT 32.1

                       CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Allstates WorldCargo, Inc. (the "Company") on Form 10-Q for the period ending June 30,
2005 as filed with the Securities and Exchange Commission (the "Report"), I, Sam DiGiralomo, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:


  (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.


August 12, 2005

/s/ Sam DiGiralomo
President and Chief Executive Officer


This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.